Exhibit 1.1

[____] Shares

Commercial Bancgroup, Inc.

Common Stock

UNDERWRITING AGREEMENT

September [_], 2025

HOVDE GROUP, LLC
As Representative of the several Underwriters named in Schedule I hereto

c/o Hovde Group, LLC
1629 Colonial Parkway
Inverness, Illinois 60067

Ladies and Gentlemen:

Commercial Bancgroup, Inc., a Tennessee corporation (the “Company”), the holding company for Commercial Bank, a Tennessee state-chartered bank (the “Bank”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”), severally, and not jointly, propose to sell to the several Underwriters, pursuant and subject to the terms set forth herein, an aggregate of [___] shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which [__] shares are to be issued and sold by the Company and an aggregate of [__] shares are to be sold by the Selling Shareholders, in the respective amounts set forth opposite their respective names in Schedule II hereto. The Selling Shareholders have also granted to the several Underwriters an option to purchase from the Selling Shareholders up to an aggregate of [__] additional shares of Common Stock on the terms, subject to the conditions, and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Shares.”

Each Selling Shareholder has executed and delivered an Irrevocable Power of Attorney and Custody Agreement (the “Power of Attorney and Custody Agreement”) pursuant to which each Selling Shareholder has placed its Firm Shares in custody with and appointed the person(s) designated therein (each, an “Attorney-in-Fact” and collectively, the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

The Company, the Selling Shareholders (individually and not jointly), and the Underwriters agree that up to [__] Firm Shares (the “Directed Shares”), shall be reserved for sale by the Underwriters to certain directors, executive officers and employees of the Company and the Bank and other designated persons (collectively, the “Directed Share Participants”), as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus (each as defined below) under the heading “Underwriting” (the “Directed Share Program”), subject to the terms and conditions of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. Any Directed Shares not orally confirmed for purchase by any Directed Share Participant by 7:00 a.m. New York City time on September [_], 2025, will be offered for sale to the public by the Underwriters as part of the public offering contemplated hereby.

The Company, the Bank and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Shares to Hovde Group, LLC (“Hovde” or the “Representative”):

1. Definitions.

“Registration Statement and Prospectus”. A registration statement on Form S-1 (File No. 333-289862) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder (“Securities Act Rules and Regulations”) and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement.” The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Securities Act Rules and Regulations (“Rule 462(b)”) that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Securities Act Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Securities Act Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) to increase the size of the offering registered under the Securities Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (such registration statement, including the contents of the Registration Statement incorporated by reference therein, is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include any such Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement with the Commission.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act Rules and Regulations.

“Free Writing Prospectus” means a “free writing prospectus” as defined in Rule 405 of the Securities Act Rules and Regulations.

“Preliminary Prospectus” means each prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement.

“Pricing Disclosure Package” means the Pricing Prospectus, together with any Issuer Free Writing Prospectus set forth on Schedule IV hereto and the pricing information on Schedule V hereto conveyed orally to investors, all considered together.

“Pricing Prospectus” means the preliminary prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Time of Sale (as defined below).

“Prospectus” means the prospectus that discloses the public offering price and other final terms of the Shares and the offering and otherwise satisfies the requirements of Section 10(a) of the Securities Act.

“Time of Sale” means [_]:[_][_] [a/p].m. (New York City time) on the date of this Agreement.

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Free Writing Prospectus, or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pricing Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. Except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 of the Securities Act Rules and Regulations.

2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date hereof, the Time of Sale, the Closing Date (as defined below), and each Option Closing Date (as defined below), and agrees with each of the several Underwriters, as follows:

i. Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission, and no formal proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no formal proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of Securities Act and the Securities Act Rules and Regulations. Upon filing or first use within the meaning of the Securities Act Rules and Regulations, each Preliminary Prospectus and the Prospectus (and any supplement to either) conformed or will conform in all material respects to the requirements of Securities Act and the Securities Act Rules and Regulations.

ii. Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Securities Act Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement, if any, nor any post-effective amendment thereto, at its effective time, or at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Pricing Disclosure Package nor (B) any Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any subsidiary (as defined in Rule 405 under the Securities Act, each, a “subsidiary”) or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required. The representations and warranties in this subsection shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement, or any amendment thereto, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement to the foregoing, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the list of Underwriters and their respective allocation of shares, the first and second sentences of the second paragraph under the list of Underwriters and their respective allocation of shares under the heading “Underwriting,” the first and second sentence of the first paragraph under the heading “Discounts and Expenses,” the information under the heading “Price Stabilization, Short Positions and Penalty Bids,” and the first sentence under the heading “Passive Market Making,” under the heading “Underwriting,” in each case, contained in the Registration Statement, the Preliminary Prospectus contained in the Pricing Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

iii. Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 2(a)(ii). At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Rules and Regulations) of the Shares, and at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 of the Securities Act Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

iv. Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

v. Testing-the-Waters Materials. The Company (i) has not engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior written consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act Rules and Regulations (“QIBs”) or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act Rules and Regulations and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule VI hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of the Securities Act or Rule 163B under the Securities Act Rules and Regulations. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act Rules and Regulations. Any individual Written Testing-the-Waters Communication (i) does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Pricing Disclosure Package, (ii) complies in all material respects with the Securities Act, and (iii) when taken together with the Pricing Disclosure Package as of the Time of Sale, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

vi. No Other Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares or other “written communication” (as defined in Rule 405 under the Securities Act Rules and Regulations) that constitutes an offer to sell the Shares other than any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule IV hereto, the Company has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus, except in accordance with the provisions of Section 4(a)(xv) of this Agreement and, except as set forth on Schedule VI hereto, the Company has not made and will not make any communication relating to the Shares that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement.

vii. Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as may be expressly stated in the notes thereto; the supporting schedules (if any) included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP, except as may be expressly stated in the notes thereto, the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled in all material respects on a basis consistent with the audited financials included therein; all non-GAAP financial information, if any, included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and there is no material transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the Securities Act or the Securities Act Rules and Regulations. Mauldin & Jenkins, LLC, the accounting firm that has expressed its opinion with respect to the financial statements and schedules (if any) filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and applicable rules of the Public Company Accounting Oversight Board; (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) that has not had its registration superseded or revoked and which has not requested that such registration be withdrawn; and (z) not and has not been, as relates to the Company, in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

viii. Absence of Certain Events. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and, except for the automatic reclassification and conversion of the outstanding shares of Company’s Class B common stock, $10.00 par value per share, and Class C common stock, $10.00 par value per share, and the forward stock split of the Company’s outstanding shares of Common Stock, in each case, effective prior to the effective date of the Registration Statement (collectively, the “Recapitalization Event”) and the grant of equity awards pursuant to employment agreements or other employee benefit plans described in the Registration Statement, there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, other than in the ordinary course of business, consistent with past practice and disclosed to the Representative, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.

ix. Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Bank is a bank chartered under the laws of the State of Tennessee and the charter of the Bank is in full force and effect. The Bank is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Bank has been duly organized and is validly existing as a corporation under the laws of the State of Tennessee, has the requisite corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock (or other ownership interests) of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise described in or contemplated by the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Bank was issued in violation of the preemptive or similar rights of any securityholder of the Bank arising by operation of law, or under the charter or bylaws of the Bank or under any agreement to which the Bank is a party. The only subsidiaries of the Company are those listed on Schedule VII hereto, and each such entity is wholly owned by the Company or the Bank. Except for the subsidiaries listed in Schedule VII hereto and Bankers Title of East Tennessee, LLC, the Company does not, directly or indirectly, beneficially own any capital stock or other equity securities or proprietary interest in any corporation, partnership, association, limited liability company, trust, joint venture or other entity or organization.

x. Absence of Proceedings. There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding (a) to which the Company or the Bank is a party or (b) which has as the subject thereof any executive officer or director of the Company or the Bank, any employee benefit plan sponsored by the Company or the Bank or any property or assets owned or leased by the Company or the Bank before or by any court or Governmental Authority (as defined below), or any arbitrator, which if determined adversely to the Company or the Bank (or such executive officer or director), individually or in the aggregate, would result in a Material Adverse Effect, or which is otherwise required to be disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus and has not been so disclosed. There are no current or, to the knowledge of the Company, pending legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or the Bank is subject or (y) to the knowledge of the Company, which has as the subject thereof any executive officer or director of the Company or the Bank, any employee plan sponsored by the Company or the Bank or any property or assets owned or leased by the Company or the Bank, that are required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus by the Securities Act or by the Securities Act Rules and Regulations and that have not been so described.

xi. Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Company’s execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, (B) result in any violation of the provisions of the Company’s charter or bylaws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or the Bank or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act, the rules of FINRA or state securities or blue sky laws (or similar laws of any jurisdiction outside the United States); and the Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

xii. Capitalization; the Shares. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock (inclusive of the Shares to be purchased by the Underwriters from the Selling Shareholders), are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state and foreign securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders. The Shares that may be sold hereunder (including Shares to be sold by the Selling Shareholders) have been duly authorized, as applicable, and the Shares to be purchased by the Underwriters from the Company, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus accurately and fairly present in all material respects the information required by applicable law to be shown with respect to such plans, arrangements, options and rights. Except as otherwise stated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Common Stock or other equity securities or other interests of the Company pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company or any Selling Shareholder is a party or by which the Company or any Selling Shareholder is bound; (B) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issue of, any shares of capital stock or other equity interests in the Company, other than in the ordinary course of business, consistent with past practice and disclosed to the Representative, under the Company’s equity compensation programs; and (C) neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization.” The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.

xiii. Fiduciary Accounts. Each of the Company and the Bank has properly administered in all material respects, all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, administrator, custodian, personal representative, guardian, conservator or investment advisor, in accordance in all material respects, with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Company nor the Bank or, to the knowledge of the Company, any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would, individually or in the aggregate, result in a Material Adverse Effect and, except as would not result in a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

xiv. Investment Securities. Each of the Company and the Bank has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business to secure obligations of the Company or its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

xv. Derivative Securities. All material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, entered into by the Company or its subsidiaries, whether entered into for the account of the Company or its subsidiaries or for the account of a customer of the Company or its subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in material breach of its obligations under any such agreement or arrangement.

xvi. Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (A) except as are described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus or (B) as do not materially affect the value of such property and do not materially interfere with the use of such property as used by the Company and its subsidiaries. The properties held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

xvii. Possession of Intellectual Property. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, rights to use all patents, patent applications, inventions, copyrights, trade secrets and other proprietary or confidential know-how, trademarks, service marks, trade names or other intellectual property or proprietary rights (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently operated by each of them. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor its subsidiaries has received any written notice of (A) any claim of any infringement, misappropriation or other violation by the Company or its subsidiaries of any Intellectual Property of any third party, or (B) any claim challenging the validity, enforceability or scope of, or the Company’s or any its subsidiaries’ rights in or ownership of, any Intellectual Property owned or purported to be owned by the Company or its subsidiaries.

xviii. Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess such Governmental License or the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order to be filed by the Company or its subsidiaries, and all such filings made by the Company and its subsidiaries were at the time of filing in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings, except where the failure to so file or comply, or any such asserted deficiencies, would not, individually or in the aggregate, have a Material Adverse Effect.

xix. No Violations or Defaults. Neither the Company nor the Bank (i) is in violation of its charter or bylaws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, agreement, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

xx. Taxes. The Company and its subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed by them and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Company or its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and franchise tax liability for any years not finally determined are adequate in all material respects to meet any assessments or re-assessments for additional income tax for any years not finally determined. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there is no material unresolved tax deficiency that has been or would reasonably be expected to be asserted against the Company or any of its subsidiaries or any of their respective properties or assets. On the Closing Date and each Option Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid by the Company in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company.

xxi. Exchange Listing and Exchange Act Registration. The Shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A, or other applicable form under the Exchange Act, became effective. There are no affiliations with members of FINRA among the Company’s executive officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement. The Company is currently in compliance in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon and has not received any written notice regarding the removal of the Company’s listing, or the rejection of the Company’s application for such listing, with such exchange.

xxii. Deposit Insurance. The deposit accounts of the Bank that are eligible for FDIC insurance are insured by the FDIC up to the applicable legal maximum limits, the Bank has paid all premiums and assessments required by the FDIC and no proceeding for the termination or revocation of such insurance is pending, or to the knowledge of the Company, threatened.

xxiii. Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Rules and Regulations) that complies in all material respects with the requirements of the Exchange Act applicable to it and has been designed by the Company’s principal executive officer and principal financial officer and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2024, (i) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) the Company has not been advised of (a) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Company subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries.

xxiv. No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

xxv. Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which, to the knowledge of the Company, any insurance company is denying liability or defending under a reservation of rights clause; to the knowledge of the Company, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

xxvi. Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares in accordance with this Agreement and the application of the proceeds as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

xxvii. Sarbanes-Oxley Act. The Company has taken all action reasonably necessary to ensure that, upon consummation of the transactions contemplated by this Agreement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of such time.

xxviii. Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules and Regulations), that comply with the requirements of the Exchange Act in all material respects and that have been designed to ensure that information required to be disclosed by the Company in the reports that it files, furnishes or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

xxix. Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, in all cases in the course of its activities on behalf of the Company or its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable non-U.S. anti-bribery statute or regulation; or (D) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

xxx. Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company, their respective directors, officers, and employees as relates to the operations of the Company and its subsidiaries, in all material respects are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and, to the knowledge of the Company, their respective directors, officers, and employees as relates to the operations of the Company and its subsidiaries, have conducted the business of the Company and its subsidiaries in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

xxxi. OFAC. None of the Company, any of its subsidiaries or any officer or director of either the Company or any subsidiary, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries, in all cases in the course of its activities on behalf of the Company or its subsidiaries, is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions (“Sanctions”) administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctioned Persons”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any Sanctioned Person, or in any Sanctioned Country, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may reasonably be expected to assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) a Sanctioned Person; or (D) located, organized or resident in any Sanctioned Country.

xxxii. Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

xxxiii. Compliance with Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any investigation or remediation requirements pursuant to Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries presently anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

xxxiv. ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as described in Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) has occurred with respect to any Employee Benefit Plan (as defined below), excluding transactions effected pursuant to a statutory or administrative exemption. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no Pension Plan (as defined below) has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Pension Plan. No Pension Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Employee Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA). The present value of all benefits accrued under each Pension Plan did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value of the assets of each Pension Plan (determined based on those assumptions used to fund such Pension Plan). No “reportable event,” as defined in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived, has occurred or is reasonably expected to occur. There has been no imposition or incurrence of any material liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (as defined below). Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the U.S. Internal Revenue Service (the “IRS”) upon which it can rely, and, to the knowledge of the Company, any such determination or opinion letter remains in effect and has not been revoked and nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. No Employee Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or its subsidiaries who reside or work outside of the United States. The Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used herein, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA to which the Company or any of its subsidiaries is required to contribute on behalf of any of its employees or with respect to which the Company has any liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any trade or business, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b) and (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA); and “Pension Plan” means any employee pension benefit plan (other than an employee benefit plan of the type described in Section 4001(a)(3) of ERISA) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

xxxv. Labor Matters. No labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that would reasonably be expected to result in a Material Adverse Effect.

xxxvi. Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus and except as provided by applicable banking laws, rules and regulations and policies of bank regulatory agencies.

xxxvii. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents to be filed as exhibits thereto which have not been so described and filed as required.

xxxviii. Directed Share Program Compliance. Except with written notice to the Representative and in compliance with applicable laws, none of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States. The Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, comply, and any amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any Governmental Authority, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representative or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

xxxix. Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

xl. Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.

xli. Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any other third party that is maintained, processed or stored by the Company and its subsidiaries and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and the Company has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to the Company or any such subsidiary’s IT Systems and Data that would reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data and that are reasonably consistent with industry standards and practices, or are required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to do so would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xlii. Compliance with Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Bank (A) complies with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information (as such term is defined in applicable data privacy laws) from Individuals, and (C) takes commercially reasonable measures, reasonably consistent with industry standards in the business in which the Bank is engaged, to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Bank has received any written notice of any claim or controversy regarding the Bank’s compliance with the Privacy Statements. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s public-facing privacy statements and policies published on the Bank’s websites or products or otherwise made externally available by the Bank regarding the collection, retention, use and distribution of personal information of any individual, including, without limitation, individual visitors or users of the Bank’s website or products (collectively, “Individuals”).

xliii. Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Company are permitted of a bank holding company and a financial holding company under applicable law and the rules and regulations and policies and interpretations of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The activities of the Company’s subsidiaries are permitted for subsidiaries of a bank holding company under applicable law and the rules and regulations and policies and interpretations of the Federal Reserve.

xliv. Compliance with Laws and Bank Regulatory Authorities. The Company and each of its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives, decrees and orders applicable to them. Neither the Company nor any of its subsidiaries has received any oral or written communication from any Governmental Authority asserting that the Company or such subsidiary is not in compliance in all material respects with any such applicable statute, law, rule, regulation, decision, directive, decree or order. The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations of, or agreements with, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), and Tennessee Department of Financial Institutions (“DFI”) and any other applicable federal or state banking authorities, as applicable (collectively, the “Bank Regulatory Authorities”), including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970 (the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would reasonably be expected to cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” except as specifically disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of the most recent fiscal quarter end and as of the date hereof, the Bank exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action of the FDIC. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of Tennessee. The Company and each of its subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Federal Reserve, the FDIC, the DFI, and any other applicable Bank Regulatory Authorities except where the failure to file would not have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports, as amended, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the DFI and any other applicable Bank Regulatory Authorities, as the case may be. Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is currently a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions that are currently effective at the request of, the Federal Reserve, the FDIC, the DFI or any other applicable Bank Regulatory Authority in each and all such cases that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions. Except as disclosed in the Registered Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

xlv. FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant in all material respects with the rules, regulations and requirements of FinCEN.

xlvi. Securities Offerings. All offers and sales of the Company’s capital stock and debt or other securities by the Company (or others on the Company’s behalf) prior to the date hereof were made in compliance in all material respects with the Securities Act and the Securities Act Rules and Regulations and all other applicable state and federal laws or regulations, or any actions under the Securities Act and the Securities Act Rules and Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation. The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Securities Act and the Securities Act Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Section 4(a)(2) of the Securities Act or Commission Rule 144A or Commission Regulations D or S under the Securities Act Rules and Regulations, other than securities issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants pursuant to SEC Rule 701 as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.

xlvii. Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

xlviii. Lock-up Agreements. Each of the Company’s officers, as defined by Rule 16a-1(f) under the Exchange Act Rules and Regulations, and directors and certain Company shareholders, in each case as listed on Schedule III hereto, has executed and delivered a Lock-Up Agreement (as defined below) as contemplated by Section 4(a)(ix) hereof.

xlix. Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(b) Representations and Warranties of the Bank. The Bank represents and warrants to each Underwriter and the Selling Shareholders at the date hereof, the Time of Sale, the Closing Date, and each Option Closing Date, and agrees with each Underwriter, as follows:

i. Organization and Good Standing. The Bank has been duly chartered and is validly existing as a Tennessee state-chartered bank in good standing under the laws of the State of Tennessee, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether as the result of the ownership or lease of its properties or the conduct of its business, except where the failure to be so qualified and in good standing in any such other jurisdiction would not have a Material Adverse Effect.

ii. Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Bank, and constitutes a valid, legal and binding obligation of the Bank, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement by the Bank will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, (B) result in any violation of the provisions of the Bank’s charter or bylaws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Bank or any of its properties or assets (each, a “Bank Governmental Authority”), except in the case of clauses (A) and (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Bank Governmental Authority is required for the execution, delivery and performance of this Agreement by the Bank or for the consummation of the transactions contemplated hereby, except such as may be required under the Securities Act, the rules of FINRA or state securities or blue sky laws (or similar laws of any jurisdiction outside the United States); and the Bank has full corporate power and authority to enter into this Agreement.

iii. No Violations or Defaults. The Bank is not (i) in violation of its charter or bylaws, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, agreement, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

(c) Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders represents and warrants, as to itself, and severally and not jointly with any other Selling Shareholder, to each of the Underwriters at the date hereof, the Time of Sale, the Closing Date, and each Option Closing Date, and agrees with each Underwriter, as follows:

i. Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and Custody Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, the approval of the underwriting terms and arrangements by FINRA or the approval for listing on Nasdaq; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

ii. Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered to the Underwriter by such Selling Shareholder that is not an individual.

iii. Authorization of the Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement have each been duly authorized, executed and delivered to the Underwriter by such Selling Shareholder that is not an individual and each of the Power of Attorney and Custody Agreement constitutes the legal, valid and binding obligation of such Selling Shareholder whether an individual or otherwise, and each of the Power of Attorney and Custody Agreement are enforceable against such Selling Shareholder in accordance with their terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

iv. Good Standing of Selling Shareholder. Such Selling Shareholder, if not an individual, has been duly incorporated (organized or formed, as the case may be) and is validly existing as a corporation (or other organization or entity), and if a corporation or limited liability company is in good standing under the laws of its jurisdiction of incorporation (organization or formation).

v. No Conflicts. The sale of the Shares to be sold by such Selling Shareholder hereunder, the execution of this Agreement and the Power of Attorney and Custody Agreement by such Selling Shareholder and the performance by such Selling Shareholder of its obligations under this Agreement and the Power of Attorney and Custody Agreement applicable thereto will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the Shares owned by such Selling Shareholder is subject, (B) the charter, certificate or articles of incorporation, bylaws, partnership or trust agreement (or other similar organization documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or (C) any statute or any order, law, rule or regulation applicable to such Selling Shareholders or decree of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its property or assets, except in the case of clauses (A) and (C) as would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement or the Power of Attorney and Custody Agreement. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement, except as have already been obtained, such as may be required under the Securities Act, the rules of FINRA or state securities or blue sky laws (or if a Selling Shareholder is an individual that has a principal residence outside of the United States of America or if a Selling Shareholder that is not an individual is organized outside of the United States of America, similar laws of any jurisdiction outside the United States), or that, if not obtained, would not, affect the validity of the Shares to be sold by such Selling Shareholder or reasonably be expected to materially and adversely affect the ability of such Selling Shareholder to consummate the sale of such Selling Shareholder’s Shares pursuant to this Agreement.

vi. Ownership Matters. (A) Certificates in negotiable form or book-entry security entitlements for the Shares to be sold by such Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under the Power of Attorney and Custody Agreement made with Broadridge Corporate Issuer Solutions, LLC, as custodian (the “Custodian”). Such Selling Shareholder agrees that the shares represented by the certificates or book-entry security entitlements held in custody for such Selling Shareholder under such Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. (B) Such Selling Shareholder has, and immediately prior to and on the Closing Date and each Option Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares subject to sale by such Selling Shareholder pursuant to this Agreement on such date free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power to enter into this Agreement and to sell, transfer and deliver all of the Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder, and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters. (C) Upon payment of the Secondary Share Purchase Price (as defined below) for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares). DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter and bylaws and applicable law, rule or regulation, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

vii. Material Information. Such Selling Shareholder is not prompted to sell the Shares being sold by such Selling Shareholder pursuant to this Agreement by any information concerning the Company or any of its subsidiaries which is not set forth in the Pricing Disclosure Package and the Prospectus.

viii. No Market Stabilization or Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or any reference security, to facilitate the sale or resale of the Shares.

ix. Absence of Proceedings. There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would reasonably be expected to prevent or impair the sale of the Shares by the Selling Shareholder to the Underwriter pursuant to the terms of this Agreement.

x. Accurate Disclosure. At (A) the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements (including any prospectus wrapper) thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the time the Pricing Prospectus, the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), none of the Pricing Prospectus, the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (A) and (B) above shall (X) only apply to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information consists only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) that appear in the Pricing Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”), and (Y) not apply to statements in or omissions from the Registration Statement, the Pricing Disclosure Package or the Prospectus made in reliance upon and in strict conformity with the Underwriter Information.

xi. Reporting and Withholding. The Selling Shareholder will deliver to the Representative prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

xii. No FINRA Member Affiliation. Such Selling Shareholder does not control, and is not controlled by, and is not under common control with any member firm of FINRA and is not a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

xiii. Lock-Up Agreements. Such Selling Shareholder, to the extent listed on Schedule III hereto, has duly executed and delivered a Lock-Up Agreement as contemplated by Section 4(a)(ix) hereof.

xiv. No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus contained in the Pricing Disclosure Package and the Prospectus, such Selling Shareholder (including its agents and representatives) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

xv. No Registration, Preemptive, Co-Sale or Other Similar Rights. Except for such rights as such Selling Shareholder has duly waived or terminated in writing prior to the date of this Agreement, and which are described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Selling Shareholder (A) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement (B) does not have any preemptive right, co-sale right, “gross-up” right, right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company pursuant to this Agreement; and (C) does not own any warrants, options or similar rights to acquire, and does not have any other right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, except such as exist under as a part of grants or awards under any equity incentive plan of the Company or award agreements thereunder.

xvi. Sanctions and Anti-Money Laundering. Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of funding any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-money laundering laws or any applicable anti-bribery or anti-corruption laws.

xvii. ERISA. The Selling Shareholder represents and warrants that it is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code or (C) an entity deemed to hold “plan assets” of any such plan or account pursuant to Section 3(42) of ERISA.

(d) Certificates. Each of the Company, the Bank and each Selling Shareholder has a reasonable basis for making its respective representations set forth herein. Each of the Company, the Bank and each Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered in connection with the offering and sale of the Shares, counsel to the Company, counsel to the Selling Shareholders and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance. Any certificate signed by, or on behalf of, the Company, the Bank or a Selling Shareholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Bank or the Selling Shareholder, respectively, to the Underwriters as to the matters covered thereby.

3. Purchase, Sale and Delivery of Shares.

(a) Purchase and Sale. Subject to the terms and conditions herein set forth, (i) the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of (x) $[__] per Share sold by the Company (the “Primary Share Purchase Price”) and (y) $[__] per Share sold by the Selling Shareholders (the “Secondary Share Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company or such Selling Shareholder as set forth opposite the name of the Company or such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder (the “Fraction”), and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at the Secondary Share Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying (x) the product of (1) the number of Option Shares as to which such election shall have been exercised and (2) the ratio of the aggregate number of Option Shares to be sold by such Selling Shareholder as set forth opposite the name of such Selling Shareholder in Schedule II hereto and the aggregate number of Option Shares to be sold by all Selling Shareholders as set forth on Schedule II hereto by (y) the Fraction.

(b) Option Shares. The Selling Shareholders, severally and not jointly, hereby grant to the Underwriters the right to purchase at the election of the Underwriters up to an aggregate of [___]Option Shares, at the Secondary Share Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part at any time (but not more than once) only by written notice from the Representative to the Custodian given within a period of 30 calendar days after the date of this Agreement and setting forth (i) the aggregate number of Option Shares to be purchased and (ii) the time, date and place at which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Custodian otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice. The maximum number of Option Shares that may be purchased from each of each Selling Shareholder is set forth in the second column opposite their respective names in Schedule II hereto. No Option Shares shall be sold or delivered unless all of the Firm Shares have been, or are simultaneously, sold and delivered.

(c) Delivery. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus. The Company and the Custodian will deliver the Firm Shares to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account designated by the Company, in the case of Firm Shares sold by the Company, and to or on behalf of the Selling Shareholders, pro rata based on the number of Firm Shares sold by each of them, under instructions from the Custodian, in the case of Firm Shares sold by the Selling Shareholders, at the office of Squire Patton Boggs (US) LLP, 1120 Avenue of the Americas, 13th Floor, New York, NY 10036, at 10:00 a.m., New York City time, on September [_], 2025, unless postponed in accordance with Section 8(c) hereof, or such other time and date not later than 1:30 p.m., New York City time, on September [_], 2025, as the Representative and the Company determine, such time being referred to herein as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act Rules and Regulations, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates or book-entry security entitlements for the Firm Shares so to be delivered will be in such denominations and registered in such names as the Representative requests and, if the Firm Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Squire Patton Boggs (US) LLP or its designated custodian (the “Designated Office”) at least 24 hours prior to the Closing Date.

If any individual Selling Shareholder or any trustee or trustees of any Selling Shareholder that is a trust should die, or if any trust that is a Selling Shareholder should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or termination. Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above. The Custodian will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to or on behalf of the Selling Shareholders, pro rata based on the number of Option Shares sold by each of them, under instructions from the Custodian, at the above office of Squire Patton Boggs (US) LLP, at 10:00 a.m., New York City time, on the applicable Option Closing Date. The certificates or book-entry security entitlements for the Option Shares so to be delivered will be in such denominations and registered in such names as the Representative requests and, if the Option Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Squire Patton Boggs (US) LLP at least 24 hours prior to such Option Closing Date.

4. Covenants.

(a) Covenants of the Company. The Company further covenants and agrees with the several Underwriters as follows:

i. Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Pricing Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Securities Act Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Securities Act Rules and Regulations to increase the size of the offering registered under the Securities Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Securities Act. The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement or the Prospectus that, in the reasonable opinion of the Representative, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; and the Company will furnish the Representative and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus and will not file any amendment or supplement to the Registration Statement or the Prospectus to which the Representative shall reasonably object by written notice to the Company after having been furnished a copy a reasonable time prior to the filing.

ii. Notification of Certain Commission Actions. The Company will advise the Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly make all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

iii. Continued Compliance with Securities Laws.

(A) Within the time during which a prospectus (assuming the absence of Rule 172 of the Securities Act Rules and Regulations) relating to the Shares is required to be delivered under the Securities Act by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will materially comply with all requirements imposed upon it by the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, in each case as now and hereafter amended, and as from time to time in force, so far as necessary to permit the continuance of offers or sales of, or dealings in, the Shares as contemplated by the provisions hereof, the Pricing Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Pricing Disclosure Package) to comply with the Securities Act, the Company promptly will (x) notify the Representative of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify the Representative when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) is filed. Prior to amending or supplementing any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which consent may not be unreasonably withheld.

(B) If at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication there occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicts or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus relating to the Shares or includes or would include an untrue statement of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) promptly will notify the Representative of such conflict, untrue statement or omission, (y) will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) promptly will notify the Representative when such amendment or supplement is filed with the Commission to the extent required to be filed by the Securities Act Rules and Regulations. Prior to amending or supplementing any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, the Company shall furnish to the Representative’s for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which consent may not be unreasonably withheld.

(C) The Company and its subsidiaries will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

iv. Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such domestic United States or foreign jurisdictions as the Representative reasonably designates or as is necessary to effect the distribution of the Directed Shares and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

v. Provision of Documents. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Representative’s prior written consent, which consent will not be unreasonably withheld. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case promptly after they become available and in such quantities as the Underwriters may from time to time reasonably request. If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, as promptly as reasonably practicable and in any event within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Preliminary Prospectus, Pricing Prospectus, Pricing Disclosure Package, any Issuer Free Writing Prospectus or Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, reasonably satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

vi. Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) all expenses (including transfer taxes) incurred in connection with the issuance and delivery of the Shares to the Underwriters; (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants, counsel and other advisors but, except as otherwise provided below, not including fees of the Underwriters’ counsel)in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), subject to the cap on the aggregate fees, expenses, and disbursements of Underwriters’ counsel set forth in the proviso below; (C) all filing fees and reasonable, documented expenses incurred by or on behalf of the Underwriters in connection with the qualification or exemption of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions in connection with the offering and sale of the Shares; (D) the fees and expenses of any transfer agent and registrar; (E) the costs, reasonable, documented fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees; (F) all fees and expenses in connection with listing the Common Stock (including the Shares) on Nasdaq; (G) the costs and expenses of the Company relating to investor presentations (including any Testing-the-Waters Communications) and/or any “road show” or other presentations and meetings undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show or other materials, expenses associated with the production of slide presentations, graphics, recordings and/or other electronic media, fees and expenses of any consultants engaged in connection with such presentations and meetings, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft and/or other transportation chartered in connection with the road show or other presentations and meetings; (H) the reasonable, documented fees, expenses and disbursements incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, fees, expenses and disbursements of counsel to the Underwriters, legal fees and expenses of counsel incurred by the Underwriters and marketing, syndication and travel expenses, subject to (x) the cap on the aggregate fees, expenses, and disbursements of Underwriters’ counsel set forth in the proviso below and (y) a maximum of $50,000 for all other fees, expenses and disbursements under this section (H); (I) all reasonable, documented fees and expenses incurred by the Underwriters (including reasonable fees and disbursements) in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (J) all reasonable, documented costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Directed Shares; (K) reasonable, documented fees, expenses and disbursements relating to background checks of the Company’s officers, directors, and/or other offering participants; (L) the costs and expenses associated with the reforming of any contracts for the sale of the Shares made by the Underwriters caused by a breach of the representation contained in Section 2(a)(ii); (M) all fees, expenses, and costs incurred in connection with obtaining regulatory approvals, including bank regulatory approvals; (N) the cost of any required due diligence procedures by the Underwriters; (O) all costs, expenses, or disbursements incurred in connection with or relating to the settlement of the Offering, including costs, expenses or disbursements payable to The Depository Trust & Clearing Corporation or its affiliates; and (P) all cost, expenses and disbursements of the Custodian, and (Q) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however that the aggregate fees, expenses and disbursements of counsel to the Underwriters in connection with the foregoing shall not exceed $300,000. If this Agreement is terminated by the Representative pursuant to Section 1, 5, 9, or 10 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable, documented out-of-pocket accountable disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

vii. Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be issued and sold by the Company hereunder for the purposes set forth under the heading “Use of Proceeds” in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Securities Act Rules and Regulations. The Company shall not invest or otherwise use the proceeds received by the Company from the sale of the Shares issued and sold by the Company in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

viii. Company Lock Up. The Company will not, without the prior written consent of Hovde, from the date of execution of this Agreement and continuing to and including the date 180 calendar days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, announce the intention to sell, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible or exercisable into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described above do not apply to (A) the Shares to be sold hereunder; (B) the issuance, grant, or award of stock options, restricted stock, restricted stock units, performance-based equity awards or other equity or equity-based awards as disclosed to the Representative or granted pursuant to the Company’s benefit plans that are described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, or the filing of one or more registration statements on Form S-8 with respect to the issuance of securities under such benefit plans; (C) the issuance of shares of Common Stock upon the exercise of, or otherwise pursuant to any such stock options, restricted stock, restricted stock units, performance-based equity awards or other equity or equity-based awards; or (D) the sale or issuance of, or entry into an agreement to sell or issue, shares of Common Stock or any Related Securities (as defined below) in connection with one or more mergers, acquisitions of securities, businesses, property or other assets or products, joint ventures, commercial relationships or other strategic corporate transactions or alliances. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

ix. Additional Lock-Ups.

(1)	The Company has caused to be delivered to the Representative prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III hereto. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(2)	The Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation as stated in the applicable Lock-Up Agreement and the Underwriters will notify the Company as to which Directed Shares, if any, will need to be so restricted. At the request of the Underwriters, the Company will direct its transfer agent to place a stop transfer restriction upon such Directed Shares for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal fees, disbursements and expenses) they incur in connection with, or as a result of, such release. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program. If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an executive officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit C hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

x. Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

xi. Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

xii. Available Information. During a period of five years from the effective date of the Registration Statement, the Company will make available on EDGAR (or any successor or additional filing location required under applicable rules and regulations of the Commission) or furnish to the Representative copies of all reports or other material communications (financial or other) furnished to its shareholders generally, and will deliver to the Representative (A) as soon as reasonably practicable as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (B) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request; provided, the Company will be deemed to have furnished such reports, financial statements and other information to the extent such reports, financial statements and other information is filed or furnished with the Commission and publicly available.

xiii. Commission Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Securities Act Rules and Regulations. The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as reasonably practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

xiv. No Market Stabilization or Manipulation. The Company will not take, and will use commercially reasonable efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

xv. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such Free Writing Prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Securities Act Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 of the Securities Act Rules and Regulations to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representative, it has not distributed, and will not distribute, any Written Testing-the-Waters Communication other than those listed on Schedule VI hereto, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are QIBs or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act Rules and Regulations.

xvi. Emerging Growth Company. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Shares within the meaning of the Securities Act and (B) completion of the Lock-Up Period.

(b) Covenants of the Selling Shareholders. Each Selling Shareholder further covenants and agrees with the several Underwriters as follows:

i. Selling Shareholder Lock-Ups. On or prior to the date of this Agreement, such Selling Shareholder, to the extent listed on Schedule III hereto, has delivered to the Representative a duly executed “lock-up” agreement in the form of Exhibit A hereto.

ii. No Market Stabilization or Manipulation. Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or any reference security, to facilitate the sale or resale of the Shares.

iii. Material Information. Such Selling Shareholder will advise the Representative promptly, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act Rules and Regulations or any similar rule), of any material change in the Selling Shareholder Information of such Selling Shareholder.

iv. Form W-9. Such Selling Shareholder will deliver to the Custodian or Representative, as appropriate prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

v. Free Writing Prospectus. Such Selling Shareholder agrees that it will not make any offer relating to the Shares that could reasonably be expected to constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act Rules and Regulations.

vi. Payment of Expenses. Each Selling Shareholder will pay or cause to be paid all expenses incident to the performance of such Selling Shareholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including (X) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of the Custody Agreement), (Y) fees and expenses of the Attorneys-in-Fact, and (Z) the fees, disbursements and expenses of such Selling Shareholder’s counsel and other advisors, if any. This Section 4(b)(vi) shall not effect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

(c) Additional Covenants. The Company and the Bank further covenant and agree with the several Underwriters as follows:

i. No Security Interest in Bank Common Stock. During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Date or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 6 of this Agreement, neither the Company nor the Bank shall, without the prior written consent of the Representative, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder (including any obligation to purchase the Shares on the Closing Date and any Option Closing Date, as applicable) are subject to the respective obligations, covenants, and agreements hereunder, and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve in writing. All filings required by Rules 424, 430A and 433 of the Securities Act Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act Rules and Regulations); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b) Representations and Warranties; Covenants. The respective representations and warranties of the Company, the Bank and each Selling Shareholder contained herein are true and correct on and as of the Closing Date and each Option Closing Date, as the case may be, as if made on and as of the Closing Date and each Option Closing Date, as the case may be, and each of the Company, the Bank and each Selling Shareholder shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and each Option Closing Date, as the case may be.

(c) Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Representative, is material or omits to state a material fact which, in the opinion of the Representative, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of the Representative, is material, or omits to state a fact which, in the opinion of the Representative, is material and is required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(d) Absence of Certain Events. Neither the Company nor the Bank shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and in the Prospectus. Except as contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Bank shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends of the Bank paid or declared to be paid to the Company) and, except for the Recapitalization Event and the grant of equity awards pursuant to employment agreements or other employee benefit plans described in the Registration Statement, there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or the Bank, or any Material Adverse Effect (whether or not arising in the ordinary course of business), that, in any such case described in this paragraph, in the judgment of the Representative, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.

(e) Opinion of Company Counsel. On the Closing Date and each Option Closing Date, there shall have been furnished and addressed to the Representative, as Representative of the several Underwriters, an opinion and negative assurances letter of K&L Gates LLP, counsel for the Company, dated such date, substantially in the form set forth on Exhibit B-1.

(f) Opinion of Counsel for the Selling Shareholders. On the Closing Date and each Option Closing Date, Bass, Berry & Sims PLC, counsel for each of the respective Selling Shareholders, shall have furnished and addressed to the Representative, as Representative of the several Underwriters, its opinion, dated such date, substantially in the form set forth on Exhibit B-2.

(g) Opinion of Underwriters’ Counsel. On the Closing Date and each Option Closing Date, there shall have been furnished and addressed to the Representative, as Representative of the several Underwriters, the opinion and negative assurances letter of Squire Patton Boggs (US) LLP, counsel for the Underwriters, dated such date, related to such matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof, on the Closing Date and each Option Closing Date, the Representative, as Representative of the several Underwriters, shall have received a “comfort letter” of Mauldin & Jenkins LLC, dated such date and addressed to the Representative, in form and substance satisfactory to the Representative; provided, that the “cut-off date” for each such letter shall be not earlier than two business days prior to the date of such letter.

(i) CFO Certificate. On the date of this Agreement and on the Closing Date and each Option Closing Date, the Company shall have furnished to the Representative a certificate, dated such date, and addressed to the Representative, as Representative of the several Underwriters, of the Company’s Chief Financial Officer with respect to certain financial information contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(j) Officers’ Certificate of the Company. On the Closing Date and each Option Closing Date, there shall have been furnished to the Representative, as Representative of the several Underwriters, a certificate, dated such date, and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, to the effect that (i) no Material Adverse Effect has occurred; (ii) the representations and warranties of the Company and the Bank in this Agreement are true and correct with the same force and effect as though made at and as of such Closing Date or Option Closing Date, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be, and (iv) no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceedings for that purpose have been instituted or are pending or are to the best of their knowledge contemplated by the Commission or any state or other regulatory body.

(k) Certificate of the Selling Shareholders. On the Closing Date and each Option Closing Date, there shall have been furnished to the Representative, as Representative of the several Underwriters, a certificate, dated such date, and addressed to the Representative, signed by each Selling Shareholder or one or more Attorneys-in-Fact of such Selling Shareholder, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though made at and as of such Closing Date or Option Closing Date, as the case may be and (ii) such Selling Shareholder has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be.

(l) Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4(a)(ix) and the Lock-Up Agreements shall remain in full force and effect.

(m) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n) Exchange Listing. The Shares to be delivered on such Closing Date will have been approved for listing on Nasdaq, subject to official notice of issuance.

(o) No Termination Events. On or after the Time of Sale there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9.

(p) Additional Documents. On or before the date of this Agreement, the Representative shall have received, if requested, a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company and each Selling Shareholder in form and substance satisfactory to the Representative. On or prior to the Closing Date and each Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative and counsel for the Underwriters such additional information, documents, certificates, and evidence as the Underwriters or their counsel may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters. The Company and the Selling Shareholders will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 7, by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Date or any Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as specifically provided in Section 4(a)(vi), Section 6, and Section 7, and except that Sections 2, 6, 7, 15 and 16 shall survive any such termination and remain in full force and effect.

6. Indemnification and Contribution.

(a) Indemnification of Underwriters by the Company and the Bank. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and its affiliates, selling agents, officers, directors and partners and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) whatsoever, as incurred, arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act (“Rule 430B”), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus, or any road show as defined in Rule 433(h) under the Securities Act Rules and Regulations (or any amendment or supplement to the foregoing), or the omission or alleged omission in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus, or any road show as defined in Rule 433(h) under the Securities Act Rules and Regulations (or any amendment or supplement to the foregoing) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(f) hereof) any such settlement is effected with the written consent of the Company, not to be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(b) Indemnification of Underwriters and the Company by the Selling Shareholders. The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and its affiliates, selling agents, officers, directors and partners and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company and its directors and its officers who signed the Registration Statement, as follows: (i) against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) whatsoever, as incurred, arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus, or any road show as defined in Rule 433(h) under the Securities Act Rules and Regulations (or any amendment or supplement to the foregoing), or the omission or alleged omission in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus, or any road show as defined in Rule 433(h) under the Securities Act Rules and Regulations (or any amendment or supplement to the foregoing) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), solely based upon information regarding such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein; and (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made solely based on written information regarding such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein; provided, that (subject to Section 6(f) hereof) any such settlement is effected with the written consent of the Selling Shareholder, not to be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made solely based on written information regarding such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein; provided, that the indemnity obligation of the Selling Shareholder pursuant to this Section 6(b) shall, as to any Selling Shareholder, not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Underwriter Information. The liability of each Selling Shareholder under the indemnity obligation contained in this Section 6(b) shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholder for Shares sold by such Selling Shareholder under this Agreement as set forth on the cover page of the Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”) less any amounts such Selling Shareholder actually pays pursuant to the contribution provisions of Section 6(g) below.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders by the Underwriters. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each of its directors and its officers who signed the Registration Statement, the Selling Shareholders and any officer, director, partner, member, shareholder or trustee thereof and each person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) or Section 6(b) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Preliminary Prospectus, the Pricing Prospectus, any Permitted Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. Notwithstanding the provisions of this Section 6(c), no Underwriter shall be required to indemnify any amount in excess of the underwriting discount and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, less any amounts previously paid by such Underwriter pursuant to Section 6(g) below.

(d) Indemnification for Directed Share Program. In connection with the offer and sale of Directed Shares, and without limitation and in addition to their obligations under the other subsections of this Section 6, the Company and the Bank agree promptly upon written notice, to indemnify and hold harmless each Underwriter and its affiliates, selling agents, officers, directors and partners and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) the failure of any Directed Share Participant, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any Directed Share Participant, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Representative or such Underwriter, as the case may be.

(e) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. In the case of parties indemnified pursuant to Section 6(a) and Section 6(b), hereof, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate in such action and retain its own counsel at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general or related allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) hereof effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g) Contribution. If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 6 in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred paid or payable by such indemnified party as a result of losses, liabilities, claims, damages or expenses referred to in subsections (a), (b) or (c) of this Section 6, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, the Bank and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(g). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6(g), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, less any amounts previously paid by such Underwriter pursuant to Section 6(c), and (ii) in no event shall any Selling Shareholder’s aggregate liability under this Section 6(g) exceed the Selling Shareholder Proceeds received by such Selling Shareholder, less any amounts previously paid by such Selling Shareholder pursuant to Section 6(b).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 6(g) are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint. The Selling Shareholders’ obligations to contribute pursuant to this Section 6(g) are several in proportion to their respective Selling Shareholder Proceeds from the sale of the Shares pursuant to this Agreement as set forth on the cover page of the Prospectus, but not joint.

For purposes of this Section 6(g), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each director, officer, partner, shareholder, member or trustee of any Selling Shareholder and each person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or such Selling Shareholder.

7. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, and warranties of the Company, of the Bank, of the Selling Shareholders and of the several Underwriters set forth in this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Bank, any Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 5, Section 8 or Section 9 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4(a)(vi), the respective obligations of the Company, the Bank, the Selling Shareholders and the Underwriters pursuant to Section 6 and the provisions of Section 8 and Section 9 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4, Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 3, Section 5 or Section 9 or otherwise because of any failure or refusal on the part of the Company, the Bank or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Bank or any of the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated hereunder.

8. Substitution of Underwriters.

(a) Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by the Representative) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to the Representative for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Shareholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vi) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Shareholder (except to the extent provided in Section 6 hereof).

(c) Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d) No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9. Termination. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares that have yet to be purchased) may be terminated, subject to the provisions of Section 7, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange (“NYSE”) or on Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE or Nasdaq by any of said exchanges or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any subsidiary shall have been suspended on any exchange or in any over-the-counter market or other quotation system, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, (e) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (f) there has occurred a Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market or sell the Shares (including the Directed Shares) to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares. If this Agreement is terminated pursuant to this Section 9, such termination will be without liability of any party to any other party except as provided in Section 4(a)(vi) and Section 7 hereof; provided, that the provisions of Section 2, 6, 7, 15, and 16 hereof shall at all times be effective and shall survive such termination.

10. Default by One or More of the Selling Shareholders or the Company.

(a) Default by the Selling Shareholders. If one or more of the Selling Shareholders shall fail at the Closing Date or any Option Closing Date, as the case may be, to sell and deliver the number of Shares that such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule II hereto, then the Underwriters may at the Representative’s option, by written notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vi) and Section 6 hereof, any non-defaulting party or (ii) elect to purchase the Shares which the Company and the non-defaulting Selling Shareholders have agreed to sell hereunder. In the event of a default by any Selling Shareholder as referred to in this Section 10, either the Representative or the Company, or by joint action only, the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date for a period not exceeding seven business days in order to effect any required changes in the Registration Statement, in the Pricing Disclosure Package or in the Prospectus or in any other documents or arrangements.

(b) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vi) and Section 6 hereof, any non-defaulting party.

(c) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company or any Selling Shareholder so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, communications hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail or e-mail transmission to the Representative c/o Hovde Group, LLC, 1629 Colonial Parkway, Inverness, Illinois 60067, Attention: Michael Hedrei, e-mail: mhedrei@hovdegroup.com, with a copy to Squire Patton Boggs (US) LLP, 1120 Avenue of the Americas, 13th Floor, New York, NY 10036, Attention: James Barresi, e-mail: james.barresi@squirepb.com; if to the Company or the Bank, shall be delivered or sent by mail or e-mail transmission to the Company at Commercial Bancgroup, Inc., 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, Attention: Terry L. Lee, e-mail: tlee@cbtn.com, with a copy to K&L Gates LLP, 501 Commerce Street, Suite 1500, Nashville, Tennessee 37203, Attention: Adam Smith, e-mail: adam.smith@klgates.com; and if to the Selling Shareholders, shall be delivered or sent by mail or e-mail transmission to the Selling Shareholders at J. Adam Robertson, c/o Commercial Bancgroup Inc., 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, email arobertson@cbtn.com; provided, that any notice to an underwriter pursuant to Section 6(e) hereof shall be delivered or sent by mail or e-mail transmission to such address which will be supplied to the Company by the Representative upon request. Any communications shall take effect upon receipt thereof. Any party to this Agreement may change its address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors, members, partners, shareholders and trustees referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company, the Bank and the Selling Shareholders each acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Bank and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Bank and the Selling Shareholders or their respective shareholders, creditors, or employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Bank and the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Bank and the Selling Shareholders on other matters) or any other obligation to the Company, the Bank and the Selling Shareholders except the obligations expressly set forth in this Agreement, and (iv) each of the Company, the Bank and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company, the Bank and the Selling Shareholders severally agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Bank and the Selling Shareholders, in connection with such transaction or the process leading thereto.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Bank, each of the Selling Shareholders, and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Submission to Jurisdiction, Etc. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVE ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. The exchange of counterpart signature pages of this Agreement via facsimile or electronic mail (including, without limitation, in “pdf”, “tif” or “jpg” and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

18. General Provisions.

(a) Effective Date. This Agreement shall become effective upon the date of this Agreement first set forth above.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) thereto as are necessary to make it valid and enforceable.

(c) Research. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Bank, and the Selling Shareholders.

Very truly yours,

COMMERCIAL BANCGROUP, INC.

By:
Name:	Terry L. Lee
Title:	President and Chief Executive Officer

COMMERCIAL BANK

By:
Name:	Terry L. Lee
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

[●], ON BEHALF OF THE INDIVIDUAL SELLING SHAREHOLDERS

By:

As Attorney-in-Fact acting on behalf of each of the individual Selling Shareholders named in Schedule II hereto

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters in New York, New York as of the date first above written, as Representative of the several Underwriters named in the attached Schedule I hereto.

HOVDE GROUP, LLC

By:
Name:	[__________]
Title:	[__________]

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased(1)
Hovde Group, LLC	[__]

Total	[__]

(1)	The Underwriters may purchase up to an additional [____] Option Shares from the Selling Shareholders, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schd. I - 1

SCHEDULE II

	Number of Firm Shares to be Sold	Maximum Number of Option Shares to be Sold
Company	[__]	[0]

Selling Shareholders:
[Name of Selling Shareholder]	[__]	[__]
[•]
[•]
Attention: [•]
[Name of Selling Shareholder]	[__]	[__]
[•]
Attention: [•]

Total:	[__]	[__]

Schd. II - 1

SCHEDULE III

List of Individuals and Entities Executing Lock-Up Agreements

Schd. III - 1

SCHEDULE IV

Certain Permitted Free Writing Prospectuses

Schd. IV - 1

SCHEDULE V

Pricing Information

Schd. V - 1

SCHEDULE VI

Written Testing-the-Waters Communications

Schd. VI - 1

SCHEDULE VII

Company Subsidiaries

Schd. VII - 1

EXHIBIT A

Form of Lock-Up Agreement (“Lock-Up Agreement”)

A - 1

EXHIBIT B-1

Form Opinion of Counsel to the Company

B-1 - 1

EXHIBIT B-2

Form Opinion of Counsel to Selling Shareholders

B-2 - 1

EXHIBIT C

Form of Company Press Release for Waivers or Releases
of Officer/Director Lock-Up Agreements

[____] [_], 202[_]

Commercial Bancgroup, Inc. (the “Company”) announced today that Hovde Group, LLC, as the representative of the several underwriters, is [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [_] shares of the Company’s common stock held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with the representative in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C - 1